Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-279059, 333-271612, 333-258398, 333-240257, 333-217616, 333-211203, 333-188448, 333-13175, 333-13173, 333-59832, 333-70710, 333-114958, 333-286978 and 333-286979) of Enviri Corporation of our report dated February 24, 2026 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
February 24, 2026